SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2004

AMB PROPERTY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14245	94-3285362

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111 (Address of principal executive offices) (Zip Code)

415-394-9000 (Registrants’ telephone number, including area code)

n/a (former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     On June 29, 2004, AMB Japan Finance Y.K., one of our affiliates, entered into an unsecured revolving credit agreement, providing for loans or letters of credit in a maximum principal amount outstanding at any time of up to 24 billion Japanese Yen, which, using the exchange rate in effect on July 1, 2004, would equal approximately $222 million in U.S. dollars. The revolving credit facility is with AMB Japan Finance Y.K., us, AMB Property Corporation, Sumitomo Mitsui Banking Corporation, as administrative agent and sole lead arranger and bookmanager, a syndicate of banks and entities in which we directly or indirectly own an ownership interest selected from time to time to be a borrower under and pursuant to the revolving credit agreement. We and AMB Property Corporation are guarantors of AMB Japan Finance Y.K.’s obligations under the revolving credit facility, as well as the obligations of any other entity selected to be a borrower under the revolving credit facility. Generally, borrowers under the revolving credit facility have the option to secure all or a portion of the borrowings under the revolving credit facility with certain real estate assets or equity in entities holding such real estate assets.

     The revolving credit facility matures on June 29, 2007 and has a one-year extension option, which is subject to the satisfaction of certain conditions and the payment of an extension fee equal to .25% of the outstanding commitments under the facility at that time. The rate on the borrowings will generally be TIBOR plus a margin, which is based on the current credit rating of our long-term debt and is currently 60 basis points. In addition, there is an annual facility fee, payable in quarterly amounts, which is based on the credit rating of our long-term debt, and is currently 20 basis points of the outstanding commitments under the facility. The revolving credit facility contains customary and other affirmative covenants, including financial reporting requirements and maintenance of specified financial ratios, and negative covenants, including limitations on the incurrence of liens and limitations on mergers and acquisitions.

     The borrowers intend to use the proceeds from the facility to fund the acquisition and development of properties and for other real estate purposes in Japan.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit Number	Description
10.1	Revolving Credit Agreement, dated as of June 29, 2004, by and among AMB Japan Finance Y.K., as initial borrower, AMB Property, L.P., as guarantor, AMB Property Corporation, as guarantor, the banks listed on the signature pages thereof, and Sumitomo Mitsui Banking Corporation, as administrative agent and sole lead arranger and bookmanager.

10.2	Guaranty of Payment, dated as of June 29, 2004 by AMB Property, L.P. and AMB Property Corporation for the benefit of Sumitomo Mitsui Banking Corporation, as administrative agent and sole lead arranger and bookmanager, for the banks that are from time to time parties to the Revolving Credit Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property, L.P.
(Registrant)

	By:	AMB Property Corporation,
its General Partner

Date: July 2, 2004		By:
/s/ Tamra Browne
Tamra Browne
Senior Vice President, General
Counsel and Secretary

     (c) Exhibits.

Exhibit Number	Description
10.1	Revolving Credit Agreement, dated as of June 29, 2004, by and among AMB Japan Finance Y.K., as initial borrower, AMB Property, L.P., as guarantor, AMB Property Corporation, as guarantor, the banks listed on the signature pages thereof, and Sumitomo Mitsui Banking Corporation, as administrative agent and sole lead arranger and bookmanager.

10.2	Guaranty of Payment, dated as of June 29, 2004 by AMB Property, L.P. and AMB Property Corporation for the benefit of Sumitomo Mitsui Banking Corporation, as administrative agent and sole lead arranger and bookmanager, for the banks that are from time to time parties to the Revolving Credit Agreement.